Exhibit 99.1

EXECUTION COPY

AMENDMENT NO. 2

Dated as of April 27, 2012

to

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 22, 2011

THIS AMENDMENT NO. 2 (“Amendment”) is made as of April 27, 2012 by and among YRC Worldwide Inc. (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Amended and Restated Credit Agreement dated as of July 22, 2011 by and among the Borrower, the Lenders and the Administrative Agent (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to an amendment to the Credit Agreement; and

WHEREAS, the Lenders party hereto and the Administrative Agent have agreed to such amendment on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent have agreed to enter into this Amendment.

1. Amendments to Credit Agreement. Effective as of the date of satisfaction or waiver of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to insert the following new definitions therein in the appropriate alphabetical order as follows:

“Net Auction Proceeds” means the Net Cash Proceeds of any Specified Asset Sale.

“Specified Asset Sales” means the sale of the properties listed on Schedule 1.01(d) attached hereto.

“Workers’ Comp and BIPD Escrow Account Agreement” means any escrow account agreement established pursuant to the terms of this Agreement, by and among the Company, the Administrative Agent and JPMorgan Chase Bank, National Association, as Escrow Agent thereunder, all in form and substance reasonably satisfactory to the Administrative Agent as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“Workers’ Comp and BIPD Escrow Account” means any account established and maintained with the “Escrow Agent” under (and as defined in) the applicable Workers’ Comp and BIPD Escrow Account Agreement and subject to the terms and conditions of such Workers’ Comp and BIPD Escrow Account Agreement.

(b) The definition of “Available Cash” appearing in Section 1.01 of the Credit Agreement is hereby amended to delete the reference to “in the Escrow Accounts” appearing therein and to replace therefor a reference to “in the Escrow Accounts or in the Workers’ Comp and BIPD Escrow Accounts”.

(c) The first paragraph of the definition of “Consolidated EBITDA” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Consolidated EBITDA” shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, without duplication, (a) Consolidated Interest Expense, (b) expense for taxes paid or accrued, (c) depreciation (including that applied to the Borrower’s equity method investments), (d) amortization (including that applied to the Borrower’s equity method investments), (e) extraordinary, non-cash charges, expenses or losses incurred other than in the ordinary course of business, (f) non-recurring (including non-recurring and unusual) non-cash charges, expenses or losses (including non-cash impairment charges) incurred other than in the ordinary course of business, (g) non-cash expenses related to stock based compensation or stock appreciation rights, (h) the actual aggregate amount of transaction and restructuring professional fees paid by the Borrower and its Subsidiaries during such four fiscal quarters, (i) to the extent applicable charges, expenses and losses incurred in respect of the transaction consummated pursuant to the Project Delta Purchase Agreement, (j) deferred financing, legal and accounting costs with respect to the Borrower’s indebtedness that are charged to non-interest expense on the Borrower’s income statement, (k) fees, costs and expenses required to be paid in connection that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of April 27, 2012 and contemporaneous amendment to the ABL Credit Agreement, including without limitation any fees, costs and expenses required to be paid as result thereof under the terms of the Contribution Deferral Agreement, minus, to the extent included in Consolidated Net Income, (l) interest income, (m) income tax credits and refunds (to the extent not netted from tax expense), (n) any cash payments made during such period in respect of items described in clauses (e), (f) or (g) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (o) any income or gains resulting from the early retirement, redemption, defeasance, repayment or similar actions in respect of Indebtedness, and (p) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries in accordance with GAAP on a consolidated basis.

(d) Clause (a) of the definition of “Prepayment Event” appearing in Section 1.01 of the Credit Agreement is hereby restated in its entirety as follows:

(a) any Real Estate Asset Sale (other than the Specified Asset Sales so long as the Net Auction Proceeds are deposited in the Workers’ Comp and BIPD Escrow Account and used to pay and/or settle workers’ compensation claims or claims in respect of bodily injury or property damage, in each case asserted against the Borrower or any of its Subsidiaries); or

(e)	Section 6.05(d) of the Credit Agreement is hereby restated in its entirety as follows:

(d) the Net Cash Proceeds in respect of all property disposed of in such Asset Sale, when aggregated with any other Asset Sales (other than (i) those Asset Sales described on Schedule 6.05(d) and (ii) Specified Asset Sales) consummated during the same fiscal year of the Borrower, shall not exceed an aggregate amount of $25,000,000 during any fiscal year of the Borrower; provided that any Net Cash Proceeds resulting from the sale or other disposition of real property which collateralizes the 2009 Pension Deferred Obligations in a first lien position subject to the terms of the Intercreditor Agreement shall not be counted against the limitations set forth in this clause (d);

(f)	Section 6.07(a) of the Credit Agreement is hereby restated in its entirety as follows:

(a) Maximum Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio as of the end of the Test Period ending as of the end of each of its fiscal quarters set forth below to exceed the applicable ratio set forth below:

Test Period Ending	Maximum Total Ratio
March 31, 2012	9.0 to 1.00
June 30, 2012	10.0 to 1.00
September 30, 2012	9.6 to 1.00
December 31, 2012	8.6 to 1.00
March 31, 2013	7.4 to 1.00
June 30, 2013	6.5 to 1.00
September 30, 2013	6.0 to 1.00
December 31, 2013	5.7 to 1.00
March 31, 2014	5.1 to 1.00
June 30, 2014	4.8 to 1.00
September 30, 2014	4.6 to 1.00
December 31, 2014	4.4 to 1.00

(g)	Section 6.07(b) of the Credit Agreement is hereby restated in its entirety as follows:

(b) Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as of the end of the Test Period ending as of the end of each of its fiscal quarters set forth below to be less than the applicable ratio set forth below:

Test Period Ending	Minimum Interest Coverage Ratio
March 31, 2012	1.00 to 1.00
June 30, 2012	1.00 to 1.00
September 30, 2012	0.95 to 1.00
December 31, 2012	1.05 to 1.00
March 31, 2013	1.20 to 1.00
June 30, 2013	1.45 to 1.00
September 30, 2013	1.60 to 1.00
December 31, 2013	1.65 to 1.00
March 31, 2014	1.80 to 1.00
June 30, 2014	1.90 to 1.00
September 30, 2014	2.10 to 1.00
December 31, 2014	2.15 to 1.00

(h)	Section 6.07(d) of the Credit Agreement is hereby restated in its entirety as follows:

(d) Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any four consecutive fiscal quarter period ending as of the end of each of its fiscal quarters set forth below to be less than the amount set forth opposite such period:

Four Consecutive Fiscal Quarter Period Ending	Minimum Consolidated EBITDA
September 30, 2011	$125,000,000
December 31, 2011	$125,000,000
March 31, 2012	$160,000,000
June 30, 2012	$145,000,000
September 30, 2012	$155,000,000
December 31, 2012	$170,000,000
March 31, 2013	$200,000,000
June 30, 2013	$235,000,000
September 30, 2013	$260,000,000
December 31, 2013	$275,000,000
March 31, 2014	$300,000,000
June 30, 2014	$325,000,000
September 30, 2014	$355,000,000
December 31, 2014	$365,000,000

(i)	The Credit Agreement is hereby amended to insert a new Section 6.19 immediately following Section 6.18 of the Credit Agreement as follows:

SECTION 6.19. Letter of Credit Reductions. If and solely to the extent the Borrower or any Subsidiary has received any Net Auction Proceeds, the Borrower shall not (nor shall it permit any Subsidiary to) reduce the stated amount of and/or terminate any letters of credit (including, without limitation, any letters of credit issued and outstanding pursuant to that certain Standby Letter of Credit Agreement, dated as of July 22, 2011, by and among the Company and Wells Fargo Bank, National Association, but expressly excluding any letters of credit issued and outstanding to support the USF AIG/Chartis runoff claims) unless and until the stated amount of Letters of Credit issued and outstanding pursuant to this Agreement shall have been permanently reduced and/or terminated (with a concurrent corresponding permanent reduction in the US Tranche Revolving Commitment) in an amount not less than the aggregate Net Auction Proceeds received on or prior to such proposed reduction and/or termination of such letters of credit.

(j)	Clause (ii) of the parenthetical contained in clause (d) of Article VII is hereby restated in its entirety as follows:

(ii) Section 5.01(n), Section 5.01(o) and Section 6.19, with respect to which no Event of Default shall occur hereunder unless the Borrower violates such covenant and does not make the required delivery or otherwise cure the violation, as applicable, within five (5) Business Days of such violation

(k)	A new Schedule 1.01(d) is hereby added to the Credit Agreement as set forth on Annex A attached hereto.

2. Conditions of Effectiveness. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) the Consent and Reaffirmation attached hereto duly executed by the Subsidiary Guarantors and (iii) a duly executed amendment in respect of the ABL Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent and such amendment shall be in full force and effect substantially contemporaneously with this Amendment, (b) the Borrower shall have paid all fees and expenses of the Administrative Agent and its Affiliates (including, without limitation, all previously invoiced, reasonable, out-of-pocket expenses of the Administrative Agent (including, to the extent invoiced, reasonable attorneys’ fees and expenses, in each case to the extent reimbursable under the terms of the Credit Agreement)) in connection with this Amendment and the other Loan Documents, and (c) the Administrative Agent shall have received for the account of each Lender which delivers its executed signature page hereto 3:00 p.m. (New York City time) on April 27, 2012 (or such later time as the Administrative Agent and the Borrower shall agree), an amendment fee equal to 0.25% of such Lender’s US Tranche Revolving Commitment and the amount of such Lender’s outstanding Term Loans.

3. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows as of the closing date of this Amendment:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof after giving effect to the terms of this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects on and as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

5. Release. In further consideration of the execution by the Administrative Agent and the Lenders of this Amendment, to the extent permitted by applicable law, the Borrower, on behalf of itself and each of its Subsidiaries, and all of the successors and assigns of each of the foregoing (collectively, the “Releasors”), hereby completely, voluntarily, knowingly, and unconditionally releases and forever discharges the Collateral Agent, the Administrative Agent, each of the Lenders, and, in the case of each of the foregoing, each of its members, each of their advisors, professionals and employees, each affiliate of the foregoing and all of their respective permitted successors and assigns (collectively, the “Releasees”), from any and all claims, actions, suits, and other liabilities, including, without limitation, any so-called “lender liability” claims or defenses (collectively, “Claims”), whether arising in law or in equity, which any of the Releasors ever had, now has or hereinafter can, shall or may have against any of the Releasees for, upon or by reason of any matter, cause or thing whatsoever from time to time occurred on or prior to the date hereof, in any way concerning, relating to, or arising from (i) any of the Transactions, (ii) the Secured Obligations, (iii) the Collateral, (iv) the Credit Agreement or any of the other Loan Documents, (v) the financial condition, business operations, business plans, prospects or creditworthiness of the Borrower, and (vi) the negotiation, documentation and execution of this Amendment and any documents relating hereto except for Claims determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Releasee (or any of its Related Parties). The Releasors hereby acknowledge that they have been advised by legal counsel of the meaning and consequences of this release.

6. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

YRC WORLDWIDE INC., as the Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:
Name:
Title:

[LENDER – PLEASE INSERT FULL LEGAL NAME IN CAPS AND DELETE BRACKETS PRIOR TO EXECUTION],as a Lender

By:
Name:
Title:

Signature Page to Amendment No. 2

YRC Worldwide Inc.

Amended and Restated Credit Agreement dated as of July 22, 2011